Exhibit 23.1

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Commission File Number 333-104445) pertaining to The Peoples Bank & Trust Company 401(k) Plan our report dated June 15, 2006 relating to the financial statements and schedules of The Peoples Bank & Trust Company 401(k) Plan for the plan years ending December 31, 2005 and 2004 included in this Annual Report on Form 11-K.

/s/ T.E. Lott & Company

Columbus, Mississippi

June 27, 2006